                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.       )
                                            ------

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e) (2))

                                NATIONSRENT, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                                                                 August 18, 1999

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of NationsRent, Inc. to be held on Tuesday, August 31, 1999 at 10:00 a.m., Eastern Standard Time, at the Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, and vote upon the matters set forth in the accompanying Notice of Meeting and Proxy Statement.

     The Notice of Special Meeting, Proxy Statement and proxy form are included with this letter. The matters to be voted upon as listed in the Notice of Meeting are more fully described in the Proxy Statement.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Special Meeting. Please sign, date and return your proxy card in the enclosed envelope as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE MATTERS DESCRIBED IN THE PROXY STATEMENT TO BE VOTED UPON AT THE SPECIAL MEETING. Thank you.

                                      Sincerely,

                                      /s/ James L. Kirk
                                      James L. Kirk
                                      Chairman of the Board and
                                      Chief Executive Officer

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of NationsRent, Inc.:

     A Special Meeting of Stockholders, or any adjournment or postponement thereof (the "Special Meeting"), of NationsRent, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, August 31, 1999 at 10:00 a.m., Eastern Standard Time, at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, to consider and vote upon the following matters, all of which are set forth more completely in the accompanying Proxy Statement.

     1. To approve: (a) the issuance, in a series of transactions, of 100,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") to NR Holdings Limited and NR Investments Limited, 78,000 shares of which have already been issued and 22,000 shares of which will be issued after stockholder approval is obtained; and (b) the issuance of shares of Common Stock upon the conversion of such Preferred Stock.

     2. To approve the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Preferred Stock from time to time pursuant to their exercise of the preemptive rights to which they are entitled under the Certificate of Designation.

     3. To approve an amendment to the Certificate of Designation for the Preferred Stock.

     The Board of Directors has fixed the close of business on August 2, 1999 as the record date for determining those stockholders entitled to notice of, and to vote at, the Special Meeting.

     A FORM OF PROXY AND THE PROXY STATEMENT OF THE COMPANY RELATING TO THE SPECIAL MEETING OF STOCKHOLDERS ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ Joseph H. Izhakoff

                                          Joseph H. Izhakoff
                                          Vice President, General Counsel and
                                          Secretary

Fort Lauderdale, Florida
August 18, 1999

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NationsRent, Inc. (the "Company"), for use at a Special Meeting of Stockholders of the Company, or any adjournment or postponement thereof (the "Special Meeting"). The Special Meeting will be held on Tuesday, August 31, 1999 at 10:00 a.m., Eastern Standard Time, at the Company's corporate headquarters at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301.

     It is anticipated that the Notice of Special Meeting, this Proxy Statement and the proxy form will be mailed to stockholders of the Company on or about August 18, 1999.

RECORD DATE

     Only stockholders of record at the close of business on August 2, 1999 (the "Record Date") are entitled to vote at the Special Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 56,453,781 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), and 78,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), issued and outstanding, all of which are entitled to be voted at the Special Meeting. As of the Record Date, the 78,000 shares of issued and outstanding Preferred Stock were convertible into 11,142,857 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter submitted to stockholders for approval at the Special Meeting. Each share of Preferred Stock is entitled to one vote per share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date and votes together with shares of Common Stock on all matters submitted to stockholders for a vote at the Special Meeting, and with respect to the amendment to the Certificate of Designation for the Preferred Stock the shares of Preferred Stock, in addition to voting with the shares of Common Stock, will also vote as a separate class.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for (i) approval of the issuance of the shares of Preferred Stock to NR Holdings Limited and NR Investments Limited and the issuance of shares of Common Stock upon the conversion of such Preferred Stock, (ii) approval of the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Preferred Stock pursuant to their exercise of the preemptive rights to which they are entitled under the Certificate of Designation for the Preferred Stock and (iii) approval of the amendment to the Certificate of Designation for the Preferred Stock. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Special Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspectors of elections appointed for the Special Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on every matter that is to be voted on, without regard to class or series, shall constitute a quorum at the Special Meeting. Provided that a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Preferred Stock present in person or by proxy and entitled to vote at the Special Meeting is required for the approval of the first and second proposals to be voted upon at the Special Meeting. Provided a quorum is present at the Special Meeting, the affirmative vote of (1) the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together, and (2) the holders of a majority of the outstanding shares of Preferred Stock, voting as a separate class, is required for the approval of the amendment to the Certificate of Designation. Non-voted shares will have no effect on the first and second proposals brought to vote at the Special Meeting but will have the effect of votes against the third proposal brought to a vote at the Special Meeting. Abstentions from voting on any of the matters brought to a vote at the Special Meeting will have the effect of votes against that particular matter.

     Current stockholders who owned 29,778,949 shares of Common Stock as of the Record Date, representing 44.1% of the voting power of the outstanding shares of Common Stock and Preferred stock entitled to vote on the first and second proposals to be acted upon at the Special Meeting, have entered into agreements to vote in favor of the first and second proposals. In addition, stockholders who owned shares of Preferred Stock convertible into 11,142,857 shares of Common Stock as of the Record Date, representing 16.5% of the voting power of the outstanding shares of Common Stock and Preferred Stock entitled to vote on the first and second proposals, have agreed to vote in favor of the first and second proposals. Accordingly, approval of the first and second proposals is assured.

COSTS OF SOLICITATION

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends that the stockholders vote "for" the approval of the issuance of the Preferred Stock, the approval of the issuance of securities to holders of the Preferred Stock upon the future exercise of their preemptive rights and the approval of the amendment to the Certificate of Designation for the Preferred Stock.

INTEREST OF CERTAIN DIRECTORS IN THE TRANSACTION

     NR Holdings Limited and NR Investments Limited currently own all the outstanding Preferred Stock issued by the Company. The holders of the Preferred Stock have the right, voting separately as a class, to elect two directors of the Company. Pursuant to the Preferred Stock Purchase Agreement, dated July 20, 1999, among the Company, NR Holdings Limited and NR Investments Limited, on July 21, 1999 the Company's Board of Directors increased the size of the Board from six to eight members and appointed two designees of NR Holdings Limited and NR Investments Limited, Christopher J. O'Brien and Charles J. Philippin, as directors of the Company.

                                 PROPOSAL NO. 1

                  APPROVAL OF THE ISSUANCE OF PREFERRED STOCK
                        AND THE ISSUANCE OF COMMON STOCK
                  UPON THE CONVERSION OF SUCH PREFERRED STOCK

     The Company is seeking stockholder approval, pursuant to Paragraphs 312.03(b) and (c) of The New York Stock Exchange Listed Company Manual, of:

     (a) the issuance, in a series of transactions, of 100,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") to NR Holdings Limited and NR Investments Limited, 78,000 shares of which have already been issued and 22,000 shares of which will be issued after stockholder approval is obtained; and

     (b) the issuance of shares of Common Stock upon the conversion of such Preferred Stock.

     Paragraph 312.03(b) requires stockholder approval prior to the issuance of securities convertible into common stock to a substantial security holder of an issuer if the number of shares of common stock into which the securities may be convertible exceeds either one percent of the number of shares of common stock outstanding before the issuance or five percent of the number of shares of common stock outstanding before issuance if the issuance to the substantial security holder relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer's common stock. Paragraph 312.03(c) requires stockholder approval prior to the issuance in a transaction or series of transactions of securities convertible into common stock if the number of shares of common stock issuable will upon issuance be equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the convertible securities. On July 20, 1999, pursuant to the Preferred Stock Purchase Agreement described below, the Company issued an aggregate of 78,000 shares of Preferred Stock to NR Holdings Limited and NR Investments Limited, which are affiliates of Investcorp S.A. The 78,000 shares of Preferred Stock are convertible into 11,142,857 shares of Common Stock representing 19.7% of the outstanding Common Stock immediately prior to issuance. At that time, the Company agreed to issue an additional 22,000 shares of Preferred Stock to the same purchasers subject to obtaining stockholder approval of such issuance pursuant to The New York Stock Exchange rules. Even if stockholder approval of the issuance of the additional 22,000 shares of Preferred Stock were not obtained, the initial 78,000 shares of Preferred Stock would remain outstanding.

     The following summary of the provisions of the Preferred Stock Purchase Agreement, dated July 20, 1999 (the "Purchase Agreement"), by and among the Company, NR Holdings Limited, a Cayman Islands corporation, and NR Investments Limited, a Cayman Islands corporation, the Certificate of Designation of Series A Convertible Preferred Stock (the "Certificate of Designation") and the Registration Rights Agreement dated July 20, 1999 (the "Registration Rights Agreement"), by and between the Company, NR Holdings Limited, NR Investments Limited, James L. Kirk and H. Wayne Huizenga, is qualified in its entirety by reference to such documents which are incorporated herein by reference. The Amended and Restated Certificate of Designation is attached hereto as Exhibit "A." The Purchase Agreement and the Registration Rights Agreement have been included as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, which has been filed with the Securities and Exchange Commission and a copy of such documents and the original Certificate of Designation can be obtained by writing or calling Joseph H. Izhakoff, Vice President, General Counsel and Secretary, NationsRent, Inc., 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, telephone: 954-760-6550.

GENERAL DESCRIPTION OF THE TRANSACTION

     Pursuant to the Purchase Agreement the Company agreed to issue 100,000 shares of Preferred Stock to NR Holdings Limited and NR Investments Limited (together, the "Purchasers"), for an aggregate purchase price of $100,000,000 (the "Transaction") at two separate closings. On July 20, 1999, the Company issued 78,000 shares of Preferred Stock to the Purchasers ("First Closing") consisting of 61,620 shares of Preferred Stock to NR Holdings Limited and 16,380 shares of Preferred Stock to NR Investments Limited (collectively, the "First Preferred Shares") for a cash purchase price of an aggregate of $78,000,000 consisting of $61,620,000 from NR Holdings Limited and $16,380,000 from NR Investments Limited (collectively, the "First Purchase Price"). At the second closing, the Company will issue an aggregate of 22,000 additional shares of Preferred Stock to the Purchasers ("Second Closing") consisting of 17,380 shares of Preferred Stock to NR Holdings Limited and 4,620 shares of Preferred Stock to NR Investments Limited (collectively, the "Second Preferred Shares") for a cash purchase price of an aggregate of $22,000,000 consisting of $17,380,000 from NR Holdings Limited and $4,620,000 from NR Investments Limited (collectively, the "Second Purchase Price").

     The purchase and issuance of the Second Preferred Shares will take place at the Second Closing to be held on the third business day after the conditions to the Second Closing have been satisfied or waived or on such other date as the parties may agree (the "Second Closing Date"). At the Second Closing, subject to the terms and conditions set forth in the Purchase Agreement, the Company will deliver to each Purchaser the Second Preferred Shares to be purchased by it in exchange for the Second Purchase Price.

     The shares of Preferred Stock issued or to be issued in the Transaction are unregistered and are subject to transfer restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Registration Rights Agreement, the Purchasers have been granted certain rights to require the Company to register their shares of Preferred Stock for resale in the future. See "-- The Registration Rights Agreement."

     Consummation of the Second Closing is conditioned on the approval of the issuance of the Second Preferred Shares by the Company's stockholders at the Special Meeting. Based on its evaluation of the Transaction, the Board of Directors has recommended that the Company's stockholders vote in favor of the issuance to NR Holdings Limited and NR Investments Limited of the shares of Preferred Stock and the issuance of shares of Common Stock upon the conversion of such Preferred Stock. In the event that the Company does not obtain such stockholder approval, the Company is not required to, and will not, consummate the Second Closing.

     The Company has used the net proceeds from the sale of the 78,000 shares of Preferred Stock to pay down a portion of its outstanding senior credit facilities. The Company anticipates using the net proceeds from the sale of the 22,000 shares of Preferred Stock to pay off certain indebtedness, for capital expenditures, for general corporate purposes (including, without limitation, advertising and branding of its stores) and for acquisitions, although no specific acquisition is probable at this time.

VOTING AGREEMENTS

     James L. Kirk, H. Wayne Huizenga, and Don R. O'Neal, each of whom is an officer or director of the Company, and H. Family Investments, Inc., a founding stockholder of the Company, have agreed with the Purchasers to vote all the shares of Common Stock beneficially owned by them in favor of the first and second proposals to be brought before the Special Meeting. These parties beneficially own an aggregate of 29,778,949 shares of the Company's issued and outstanding Common Stock. In addition, the holders of the Preferred Stock have agreed to vote all of the First Preferred Shares in favor of the first and second proposals to be brought before the Special Meeting. The shares of Common Stock beneficially owned by Messrs. Kirk, Huizenga, and O'Neal and H. Family Investments together with the shares of Preferred Stock held by the Purchasers represent approximately 60.5% of the total number of votes entitled to be cast at the Special Meeting.

TERMS OF THE PREFERRED STOCK

     Set forth below is a summary of certain terms of the Preferred Stock. This summary is not complete and is qualified in its entirety by reference to the Certificate of Designation for the Preferred Stock.

  Ranking

     With respect to distributions upon the liquidation, winding-up and dissolution of the Company, the Preferred Stock will rank (i) senior to all classes of common stock of the Company, and each class of capital stock or series of preferred stock established after July 20, 1999, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, (ii) on a parity with any additional shares of Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock established after July 20, 1999 the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after July 20, 1999 the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and/or distributions upon the liquidation, winding-up and dissolution of the Company.

  Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to $1,000 per share of Preferred Stock held by such holder (the "Liquidation Preference"), plus accrued and unpaid dividends, if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on the Common Stock. After payment in full of the Liquidation Preference and such dividends, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company.

  Dividends

     The Preferred Stock will not have a stated dividend. However, in the event that the Company declares or pays any dividends or other distributions upon the Common Stock other than dividends paid in shares of Common Stock, the Company must also declare and pay to the holders of the Preferred Stock, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock, the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding shares of Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.

  Conversion Rights

     Subject to possible adjustment as described below, each share of Preferred Stock is convertible into 142.85 shares of Common Stock (representing a conversion price of $7.00 per share of Common Stock based on the Liquidation Preference of $1,000 per share of Preferred Stock).

     The Certificate of Designation provides that the conversion price and the number and kind of securities or rights into which the Preferred Stock is convertible are subject to certain anti-dilution adjustments upon the occurrence of any of the following events:

     - a distribution in the form of Common Stock is made on any class of capital stock of the Company (see subsection 3(vi) of the Certificate of Designation);

     - the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock (see subsection 3(vii) of the Certificate of Designation); or

     - a consolidation or merger of the Company, the sale or transfer of all or substantially all of the assets of the Company, or a capital reorganization or reclassification, conversion or exchange of shares of Common Stock (see subsection 3(xv) of the Certificate of Designation).

  Redemption or Automatic Conversion

     The Company has no obligation to redeem or repurchase the Preferred Stock, other than upon a Change in Control as described below.

     In the event of a Change in Control that is not in connection with an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, the Company must offer to purchase, within 20 business days after the Change in Control (or concurrently with the effectiveness of the Change in Control if the Company is not the surviving entity in such transaction), all of the then outstanding shares of Preferred Stock at a purchase price per share, in cash, equal to the Liquidation Preference thereof plus an amount equal to 8.00% of the Liquidation Preference, compounded annually from the date of issuance of such share to the purchase date (the "Call Price").

     In the event of a Change in Control that is an acquisition that is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, then, upon the occurrence of the Change in Control, all of the then outstanding Preferred Stock will be automatically converted into Common Stock having a market value equal to 110% of the Call Price, valued at the closing price of the Common Stock at the close of business on the business day prior to the effective date of the Change in Control.

     The Certificate of Designation defines a Change in Control as the occurrence of any of the following events:

     - a person or group becomes the beneficial holder of more than 50% of the total voting stock of the company. An acquisition of more than 50% of the stock by Messrs. Kirk or Huizenga, H. Family Investments, Inc. or any holder of Preferred Stock will not be a Change in Control, unless, in the case of Messrs. Kirk and Huizenga and H. Family Investments, the event causes the Common Stock to no longer be listed on a national securities exchange or quoted on NASDAQ; or

     - a merger of the Company or a sale or other disposition of all or substantially all of the Company's assets where the holders of voting stock of the Company prior to the transaction do not own more than 50% of the voting power of the voting stock of the entity surviving the transaction, or to which the assets were transferred.

  Redemption at the Option of the Company

     At any time after the first anniversary of the issuance of the Preferred Stock, the Company may, at its election, redeem, in whole but not in part, the shares of then outstanding Preferred Stock at a purchase price in cash per share equal to $14.00 compounded annually at the rate of 20% per annum for the period from the first anniversary of the issuance of the Preferred Stock up to and including the date of redemption.

  Voting

     General Voting Rights. The holders of Preferred Stock are entitled to vote (or act by written consent) together with the holders of the Common Stock on all matters submitted to stockholders of the Company for a vote (or for action) except where holders of Preferred Stock are entitled to vote separately as a class (as provided below) and except as otherwise required by applicable law. Each share of Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of such share of Preferred Stock. Except as provided below under "-- Class Voting Rights," the holders of the Preferred Stock are not entitled to vote as a separate class on any matter to be voted on by stockholders of the Company.

     Class Voting Rights. The Company may not, without the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as a separate class, take certain actions specified in the Certificate of Designation, including, among others:

     - authorize, create or issue any Senior Securities (as defined in the Certificate of Designation) or any obligation or security convertible into or evidencing a right to purchase any Senior Securities;

     - authorize an amendment or waiver of the Certificate of Designation or the Certificate of Incorporation which would (i) alter the voting rights of Preferred Stock or reduce the number of shares of Preferred Stock that must consent to an amendment, supplement or waiver of the Certificate of Designation; (ii) reduce the Liquidation Preference or alter the provisions relating to redemption of the Preferred Stock; (iii) alter the conversion rights of the holders of Preferred Stock; (iv) reduce the rate of or change the time for payment of dividends on the Preferred Stock;
       (v) waive the consequences of any failure to pay dividends; (vi) make any shares of Preferred Stock payable other than as stated in the Certificate of Designation; (vii) change the provisions of the Certificate of Designation relating to waivers of rights of holders of Preferred Stock to receive the Liquidation Preference and dividends; (viii) waive a redemption payment on Preferred Stock, (ix) change the foregoing amendment and waiver provisions of the Certificate of Designation; or (x) require the prior vote of the holders of Preferred Stock as a separate class under the Delaware General Corporation Law;

     - waive compliance with any provision of the Certificate of Designation;

     - make repurchases of, optional redemptions of and/or tender offers for, the capital stock of the Company the aggregate fair market value of which exceeds 5% of the Company's market capitalization (determined as provided in the Certificate of Designation) during any 12-month period that occurs in whole or in part during the first five years after July 20, 1999; or

     - except for a transaction constituting a Change in Control, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company's assets to, any person unless, if the Company is not the Surviving Person (as defined in the Certificate of Designation), the Preferred Stock is converted into or exchanged for and becomes shares of such Surviving Person, having the same (or more favorable) powers, preferences and relative, participating, optional or other special rights as the Preferred Stock had immediately prior to such transaction.

     Voting for Directors. In the election of directors of the Company, the holders of the Preferred Stock, voting separately as a single class to the exclusion of all other classes or series of the Company's capital stock, may:

     - elect two members of the Company's board of directors provided that on the record date for such vote Investcorp S.A. and its affiliates have voting and dispositive power with respect to at least 66,666 shares of Preferred Stock; or

     - elect one member of the Company's board of directors provided that on the record date for such vote, Investcorp S.A. and its affiliates have voting and dispositive power with respect to at least 33,333 shares of Preferred Stock (but less than 66,666 shares of Preferred Stock).

     If on the record date for a vote for directors, Investcorp, S.A. and its affiliates do not have voting and dispositive power with respect to at least 33,333 shares of Preferred Stock, then the holders of Preferred Stock shall only be entitled to vote for the election of directors voting together with the holders of the Common Stock as a single class, with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock.

     Preemptive Rights. Provided the holders of Preferred Stock are entitled to elect as a class at least one member of the Company's Board of Directors pursuant to the Certificate of Designation, then the holders of Preferred Stock shall have preemptive rights to purchase or subscribe to purchase any capital stock of the Company, or any obligation or security convertible or exchangeable into or evidencing the right to purchase any capital stock of the Company, offered from time to time by the Company for cash in a public offering or private placement (other than any such capital stock or obligation or security issued or issuable as consideration in a business combination or as compensation to an employee, consultant or otherwise).

BOARD REPRESENTATION

     Pursuant to the Purchase Agreement, on July 21, 1999, the Company's Board of Directors increased the size of the Board from six to eight members and appointed two persons designated by the Purchasers, Christopher J. O'Brien and Charles J. Philippin, as directors to serve until the next annual meeting of stockholders.

TRANSFER RESTRICTIONS

     The shares of Preferred Stock will not be registered under federal or state securities laws and will bear a legend to such effect. Under such laws, the shares of Preferred Stock may not be offered, sold or transferred except (i) pursuant to an exemption from registration under the Securities Act and such other applicable laws, or (ii) pursuant to an effective registration statement under the Securities Act. The Purchasers will have certain rights to require the Company to register the shares of Preferred Stock in the future in accordance with the Registration Rights Agreement. See "-- The Registration Rights Agreement."

INDEMNIFICATION

     The Company has agreed to indemnify and hold harmless each Purchaser and their respective affiliates, agents, partners, officers and employees from any and all losses, liabilities, damages, judgments, settlements and expenses that arise out of any breach by the Company of any of its representations, warranties or covenants in the Purchase Agreement or in the Registration Rights Agreement.

CONDITIONS TO THE PURCHASERS' OBLIGATION TO CLOSE AT THE SECOND CLOSING

     The obligation of each Purchaser to purchase the Second Preferred Shares at the Second Closing is subject to the satisfaction or waiver of the following conditions:

     - The representations and warranties of the Company contained in the Purchase Agreement shall be true and correct when made and at the time of the Second Closing, except where the failure of such representations and warranties to be so true and correct would not individually or in the aggregate have a material adverse effect, and the Company shall have delivered a certificate to such effect;

     - The Company shall have performed and complied with all agreements and conditions contained in the Purchase Agreement required to be performed or complied with by it prior to or at the Second Closing and the Company shall have delivered a certificate to such effect; and

     - The Company shall have obtained approval of its stockholders of the transactions contemplated by the Purchase Agreement, in accordance with the requirements of The New York Stock Exchange.

FEES AND EXPENSES

     The Company paid to an affiliate of the Purchasers at the First Closing a fee equal to 4% of the aggregate First Purchase Price and will pay to an affiliate of the Purchasers at the Second Closing a fee equal to 4% of the aggregate Second Purchase Price. The Company will also pay Bear, Stearns & Co., Inc. and Deutsche Bank Alex Brown each a financial advisory fee of approximately 2% of the aggregate First Purchase Price at the First Closing and approximately 2% of the aggregate Second Purchase Price at the Second Closing. In addition, the Company reimbursed the Purchasers for $550,000 of out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated by the Purchase Agreement.

THE REGISTRATION RIGHTS AGREEMENT

     In connection with the Transaction, the Company, the Purchasers and certain beneficial owners of shares of Common Stock entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Purchasers are entitled to certain demand and piggyback registration rights with respect to the shares of Common Stock issuable upon conversion of the shares of Preferred Stock. The holders of a majority (by number of shares) of Registrable Securities (as defined in the Registration Rights Agreement) will generally be entitled to request that a registration statement be filed with the Securities and Exchange Commission for the resale of shares of Common Stock issuable upon the conversion of the Preferred Stock. Such demand registrations will be limited to three occasions. The Company will generally not be obligated to effect any such registration during certain periods prior to or after underwritten public offerings by the Company or if the Company determines in good faith that such registration would require premature disclosure of certain material corporate developments. The holders of Registrable Securities will also generally be entitled to piggyback registration rights in connection with underwritten public offerings by the Company or other selling stockholders.

     In addition, for five years following the Second Closing, the Purchasers will have "tag-along rights" entitling them to participate on a pro-rata basis in certain sales of Common Stock by Mr. Kirk or Mr. Huizenga or members of their immediate families. The tag-along rights only apply to sales of Common Stock that exceed 2% of the shares of Common Stock on a fully diluted basis. The tag-along rights do not apply to underwritten offerings, transfers for tax or estate planning purposes or any pledge as security in a bona fide loan transaction.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 2

              TO APPROVE THE FUTURE ISSUANCE OF COMPANY SECURITIES
                     TO THE HOLDERS OF THE PREFERRED STOCK
                      PURSUANT TO THEIR PREEMPTIVE RIGHTS

     The Company is seeking stockholder approval, pursuant to Paragraph 312.03(b) of The New York Stock Exchange Listed Company Manual, of the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Preferred Stock from time to time pursuant to their exercise of the preemptive rights to which the they are entitled under the Certificate of Designation. Paragraph 312.03(b) requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, to a substantial security holder of an issuer if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds one percent of the number of shares of common stock outstanding before the issuance or five percent of the number of shares of common stock outstanding before issuance if the issuance to the substantial security holder relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer's common stock. In the event the holders of the Preferred Stock elect to exercise their preemptive rights, which are described below, the issuance of securities to them by the Company pursuant to such exercise may require prior stockholder approval pursuant to Paragraph 312.03(b). The Company is hereby seeking advance stockholder approval of any such future issuance or issuances that may require such approval.

     The following summary of the preemptive rights is qualified in its entirety by reference to the provisions of the Certificate of Designation which is incorporated herein by reference. The Certificate of Designation for the Preferred Stock provides that as long as holders of Preferred Stock are entitled to elect at least one director of the Company, then such holders shall have preemptive rights to purchase or subscribe to purchase any capital stock of the Company, or any obligation or security convertible or exchangeable into or evidencing the right to purchase any capital stock of the Company, offered from time to time by the Company for cash in a public offering or private placement, other than any such capital stock or obligation or security issued or issuable as consideration in a business combination or as compensation to an employee, consultant or otherwise. Each holder of Preferred Stock shall have the right to purchase its proportionate share of such securities based on the ratio which the Common Stock of the Company owned by or issuable to such holder upon conversion of any Preferred Stock that it owns bears to all the issued and outstanding shares of Common Stock of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 3

                         APPROVAL OF AMENDMENTS TO THE
                         CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

     The Company has adopted several amendments to the Certificate of Designation which amendments are subject to the approval of the stockholders of the Company. The amendments are set forth in the Amended and Restated Certificate of Designation ("Amended Certificate of Designation") which is attached as Exhibit "A" hereto. A summary of the amendments is provided below and is qualified in its entirety by the Amended Certificate of Designation which is incorporated herein by reference.

     Under the terms of the existing Certificate of Designation, upon the occurrence of a Change in Control that is not an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principals, the Company must offer to purchase all of the then outstanding shares of Preferred Stock at a purchase price per share, in cash, equal to the Liquidation Preference thereof plus an amount equal to 8% of the Liquidation Preference compounded annually from the issue date of the Preferred Stock to the purchase date, plus accrued dividends, if any, to the date of redemption (the "Call Price"). The Amended Certificate of Designation provides that if such a Change in Control occurs that is not approved or publicly recommended by the Board of Directors of the Company, then the Company will not be obligated to offer to purchase all of the then outstanding Preferred Stock for cash at the Call Price, but instead the Company will have the option to do so.

     However, if the Company elects not to make such a cash offer (which election must be made, in the case of a tender offer, at least two business days prior to the expiration of such tender offer), then the holders of the Preferred Stock will have, as an alternative to their normal conversion rights, the right to convert their shares of Preferred Stock that are outstanding immediately prior to the Change in Control into a number of shares of Common Stock equal to 110% of the Call Price divided, in the case of a Change in Control resulting from a tender offer, by the current market price per share of Common Stock as of the expiration of the tender offer or, in the case of a Change in Control not resulting from a tender offer, by the current market price per share of Common Stock as of the effective time of the Change in Control.

     In addition, if the Company elects not to make such a cash offer and a holder elects not to convert its shares of Preferred Stock, then immediately following the effective time of the Change in Control:

          (1) the Liquidation Preference shall thereafter increase to an amount equal to 110% of the Call Price; and

          (2) the shares of Preferred Stock shall thereafter be entitled to receive quarterly dividends payable in cash at a rate per annum equal to 8% of the Liquidation Preference of each share of then outstanding Preferred Stock. If dividends on the Preferred Stock are in arrears and unpaid for 60 days, then an additional amount of dividends shall accrue at the rate of 2% per annum until all accrued dividends have been paid in full. The Amended Certificate of Designation also limits the Company from declaring or paying certain dividends or redeeming parity or junior securities unless the accrued dividends on the Preferred Stock have been paid in full.

     These amendments provide the Company with additional flexibility upon a Change in Control that is not approved by the Board of Directors, which may have an anti-takeover effect. Presently, the Company has no reason to believe that any person is contemplating a Change in Control without the approval of the Board of Directors. However, in the event of such a Change in Control, the Company does not currently intend to make a cash redemption offer to holders of Preferred Stock.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 22, 1999, information with respect to the beneficial ownership of the Common Stock by (1) each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (2) each of the Company's directors and each executive officer of the Company for whom executive compensation disclosure is required by
Item 402 of Regulation S-K, and (3) all of the Company's directors and executive officers as a group. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Percentages of shares beneficially owned are based upon 56,453,781 shares of Common Stock outstanding as of July 22, plus for each person named below any shares of Common Stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options or other rights.

                                                               NUMBER OF SHARES      PERCENT OF
NAME                                                          BENEFICIALLY OWNED    COMMON STOCK
----                                                          ------------------    ------------
Investcorp, S.A.
  37 rue Notre-Dame
  Luxembourg................................................      14,285,714(1)         20.2%
Sipco Limited
  West Wind Building
  P.O. Box 1111
  Harbour Drive
  Grand Cayman, Cayman Islands, B.W.I.......................      14,285,714(2)         20.2
NR Holdings Limited
  West Wind Building
  P.O. Box 1111
  Harbour Drive
  Grand Cayman, Cayman Islands, B.W.I.......................      11,285,714(3)         16.7
H. Family Investments, Inc.(4)
  450 East Las Olas Blvd.
  Ft. Lauderdale, Florida 33301.............................      12,000,000(5)         21.3
James L. Kirk...............................................      12,062,600(5)(6)      21.3
Don R. O'Neal...............................................       4,024,302(5)(7)       7.1
Gene J. Ostrow..............................................       1,025,000(8)          1.8
Philip V. Petrocelli........................................         210,394(9)            *
Kris Hansel.................................................          65,234(10)           *
H. Wayne Huizenga...........................................       1,692,047(5)(11)      3.0
Harris W. Hudson............................................       1,023,650(12)         1.8
Gary L. Gabriel.............................................         471,250(13)           *
Thomas H. Bruinooge.........................................          97,092(14)           *
Ivan W. Gorr................................................          55,700(15)           *
Christopher J. O'Brien......................................          25,000               *
Charles J. Philippin........................................              --              --
All executive officers and directors as a group (14
  persons)..................................................      20,911,875(16)        36.4

---------------

   * Less than 1%
 (1) Investcorp S.A. ("Investcorp") does not directly own any shares of Common Stock or Preferred Stock. The shares of Common Stock shown in the table as beneficially owned by Investcorp result from the fact that Investcorp may be deemed to beneficially own shares of Preferred Stock (which are convertible into shares of Common Stock) owned by NR Holdings Limited ("NR Holdings") and NR Investments Limited ("NR Investments"), the voting securities of which are owned by certain persons and/or entities which indirectly are managed by affiliates of Investcorp (the "Managed Entities") through revocable management services or similar agreements between such persons and/or entities or their shareholders or principals and an affiliate of Investcorp pursuant to which each such person or entity indirectly has granted such affiliate of Investcorp the authority to direct the voting of its voting securities of NR Holdings and/or NR Investments (and thereby the power to vote and dispose of the Preferred Stock held by NR Holdings and NR Investments) for so long as such agreement is in effect. The number of shares shown in the table includes the 3,142,857 shares of Common Stock issuable upon conversion of the shares of Preferred Stock that NR Holdings and NR Investments have the right (and the obligation) to acquire at the Second Closing pursuant to the Purchase Agreement, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by the Company's stockholders, is assured. See "Proposal No. 1 -- Voting Agreements" above.
 (2) Constitute the same shares as those disclosed in the table as beneficially owned by Investcorp S.A. Sipco Limited ("Sipco") does not directly own any shares of Common Stock or Preferred Stock. The shares of Common Stock listed as beneficially owned by Sipco are the shares into which the Preferred Stock that Investcorp may be deemed to beneficially own are convertible. Sipco, which is a passive holding company entity without operations or employees, may be deemed to control Investcorp through its ownership of a majority of the stock of a company which indirectly owns a majority of Investcorp's outstanding stock.
 (3) Included in the shares disclosed in the table as beneficially owned by Investcorp S.A. and Sipco Limited. Represent shares of Common Stock issuable upon conversion of shares of Preferred Stock held by NR Holdings. NR Holdings shares voting and dispositive power with respect to these shares with Investcorp, Sipco and the Managed Entities. See footnotes (1) and (2) above. Includes 2,482,857 shares of Common Stock issuable upon conversion of the shares of Preferred Stock that NR Holdings has the right (and the obligation) to acquire at the Second Closing pursuant to the Purchase Agreement, because satisfaction of the only material condition to such acquisition, the approval of the issuance of such shares by the Company's stockholders, is assured. See "Proposal No. 1 -- Voting Agreements" above.
 (4) H. Family Investments, Inc. ("HFI") is a Florida corporation controlled by
     H. Wayne Huizenga, Jr., the son of Mr. Huizenga.
 (5) James L. Kirk, H. Wayne Huizenga, Don R. O'Neal and H. Family Investments, Inc. have entered into voting agreements with Investcorp S.A. to vote their shares for the first and second proposals to be acted upon at the Special Meeting. Accordingly, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, each may be deemed to beneficially own the aggregate of each other's shares of Common Stock (29,778,949 shares of Common Stock) prior to the Special Meeting.
 (6) 12,000,000 of these shares are held by Kirk Holdings Limited Partnership. Includes 62,500 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days.
 (7) Includes 621,392 shares of Common Stock owned by Don R. O'Neal's spouse, as to which Mr. O'Neal disclaims beneficial ownership. Also includes 1,966,000 shares of Common Stock in the name of the 1997 Ray L. O'Neal and Ellen M. O'Neal irrevocable trust for Don R. O'Neal of which Don R. O'Neal is a trustee.
 (8) Includes 25,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days.
 (9) Includes 86,618 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(10) Includes 28,142 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(11) 1,632,047 of these shares are held by Huizenga Investments Limited Partnership ("HILP"). Includes 60,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable. The number of shares of Common Stock beneficially owned by Mr. Huizenga does not include the

     12,000,000 shares of Common Stock held by H. Family Investments, Inc. because Mr. Huizenga does not share voting or dispositive control of such shares and disclaims beneficial ownership of such shares.
(12) Includes 250,000 shares of Common Stock owned by Mr. Hudson's spouse, as to which Mr. Hudson disclaims beneficial ownership. Also includes 60,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(13) Includes 411,250 shares of Common Stock issuable upon conversion of convertible promissory notes in an aggregate principal amount of $3.29 million, which are convertible at a price of $8.00 per share of Common Stock. Also includes 60,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(14) Includes 60,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(15) Includes 50,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(16) Includes (a) an aggregate of 559,136 shares of Common Stock issuable upon exercise of options held by certain executive officers and directors, which are immediately exercisable or exercisable within 60 days and (b) 411,250 shares of Common Stock issuable upon conversion of convertible promissory notes beneficially owned by Mr. Gabriel.

                             STOCKHOLDER PROPOSALS

     In accordance with the rules promulgated by the Securities and Exchange Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with the 2000 Annual Meeting of Stockholders must do so no later than December 31, 1999. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices, 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Joseph H. Izhakoff, Vice President, General Counsel and Secretary.

                                                                       EXHIBIT A

                              AMENDED AND RESTATED
                           CERTIFICATE OF DESIGNATION

                                       OF

                                  CONVERTIBLE
                           PREFERRED STOCK, SERIES A

                                       OF

                               NATIONSRENT, INC.
                             ---------------------

                    PURSUANT TO SECTIONS 151 AND 242 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ---------------------

     NationsRent, Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and in accordance with the provisions of Sections 151 and 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company on August 6, 1999, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof, and which resolution sets forth amendments to the Certificate of Incorporation which were approved by the stockholders of the Company on August 31, 1999:

     WHEREAS, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors, by resolution duly adopted on July 20, 1999 (the "Adoption Date"), did designate, create, authorize and provide for the issue of a series of preferred stock having a par value of $.01 per share, with a liquidation preference of $1,000 per share (the "Liquidation Preference"), designated as Series A Convertible Preferred Stock (the "Preferred Stock"), consisting of 100,000 shares having the powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in such resolution; and

     WHEREAS, a Certificate of Designation of Convertible Preferred Stock, Series A, setting forth such resolution, was duly filed by the Company with the Secretary of State of Delaware on that date; and

     WHEREAS, the Company and the holders of the Preferred Stock have agreed to modify the rights of the holders of the Preferred Stock in the event of a change in control of the Company that is not approved or recommended by the Board of Directors of the Company, and to amend and restate the statement of the powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Preferred Stock in its entirety in order to reflect such modification;

     NOW THEREFORE, BE IT RESOLVED, that the Board hereby declares that such amended and restated statement of the powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Preferred Stock, the text of which is set forth below in the following resolution, and the amendments set forth therein, are advisable, and shall be considered by the stockholders of the Company at the upcoming special meeting previously called by the Board by written consent dated July 20, 1999; and be it

     FURTHER RESOLVED, that subject to approval of such amendments by the stockholders of the Company at such special meeting, the Preferred Stock shall continue to have a par value of $.01 per share, a liquidation preference of $1,000 per share, to be designated as Series A Convertible Preferred Stock and to consist of 100,000 shares, and the other powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Preferred Stock shall be as follows (rather than as set forth in the resolution adopted by the Board of Directors on July 20, 1999):

     1. Ranking. The Preferred Stock shall, with respect to distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to all classes of Common Stock of the Company and to each other class of capital stock or series of preferred stock established after the Adoption Date, by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) on a parity with any additional shares of Preferred Stock issued by the Company in the future and any other class of capital stock or series of preferred stock issued by the Company established after the Adoption Date, by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock issued by the Company established after the Adoption Date, by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and/or distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities"). Notwithstanding the foregoing, a security shall not be deemed to be a "Senior Security" solely because such security has a stated dividend or interest coupon.

     2. Dividends.

     (i) In the event that the Company declares, makes or pays any dividends or other distributions upon the Common Stock (whether payable in cash, securities, rights or other property) other than dividends and distributions referred to in paragraph 3(vi), the Company shall also declare and pay to the holders of the Preferred Stock, in addition to any dividends payable to them pursuant to the other provisions of this paragraph 2, at the same time that it declares and pays such dividends or other distributions to the holders of the Common Stock (and with the same record date), the dividends or distributions which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted immediately prior to the record date for such dividend or distribution, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends or distributions are determined.

     (ii) From and after the date on which the provisions of this paragraph become applicable pursuant to paragraph 5(iii), if any (the "Dividend Commencement Date"), the holders of shares of Preferred Stock shall be entitled to receive on each Dividend Payment Date thereafter in respect of the Dividend Period ending on such Dividend Payment Date (but excluding such Dividend Payment
Date), cumulative dividends payable in cash at a rate per annum equal to 8% of the Liquidation Preference of each share of the then outstanding Preferred Stock. If dividends on the Preferred Stock are in arrears and unpaid for a period of 60 days or more, then an additional amount of dividends shall accrue at a rate per annum equal to 2% of the Liquidation Preference of each share of then outstanding Preferred Stock (the "Default Rate") from 60 days after the first Dividend Payment Date on which dividends were not paid in full until such time as all dividends in arrears have been paid in full, such additional dividends to be cumulative and payable in cash. Dividends shall be fully cumulative and shall accumulate and accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) and compound annually at the rate indicated above (the "Dividend Rate") and in the manner set forth herein, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

     (iii) From and after the Dividend Commencement Date, so long as any shares of Preferred Stock are outstanding, the Company shall not pay or set apart for payment any full dividend on any of the Parity Securities or any dividend on any of the Junior Securities (other than dividends in Parity Securities to the holders of Parity Securities or dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Parity Securities or any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities or any of the Junior Securities, and shall not permit any Person directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any of the Junior Securities or any such warrants, rights, calls or options, unless the Accrued Dividends on the Preferred Stock for all Dividend Periods ended on or prior to the date of such payment in respect of Parity Securities or Junior Securities have been or contemporaneously are paid in full.

     (iv) If the Company desires to make a partial dividend payment with respect to any Parity Securities at a time when any Accrued Dividends on the Preferred Stock have not been paid, it may do so as long as dividends upon shares of the Preferred Stock and upon such Parity Securities are paid pro rata so that the amount of dividends paid per share on the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the Accrued Dividends per share on the Preferred Stock and the accrued dividends on such Parity Securities bear to each other.

     3. Conversion Rights.

     (i) A holder of shares of Preferred Stock may convert such shares into Common Stock at any time, unless previously redeemed, at the option of the holder thereof. In the event of a Change in Control that is not an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, shares of Preferred Stock may be converted at any time whether before or after the effective time of the Change in Control, but not after the time that the holder of shares has accepted a redemption offer by the Company pursuant to paragraph 5. In the case of a Change in Control that is an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, such shares may be converted at any time up to the effective time of the Change in Control. In the case of a redemption of shares of Preferred Stock pursuant to paragraph 6, such shares may be converted at any time up to the time of redemption. Except as set forth in paragraph 5(iii) and in the next sentence, for the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. If a holder of shares of Preferred Stock gives written notice (a "Dividend Conversion Notice") to the Company at least two Business Days but not more than 60 days prior to giving a notice of conversion pursuant to paragraph 3(ii)(B) that it will be electing to convert a specified number of shares of Preferred Stock and that it elects to have any Accrued Dividends thereon that are payable prior to the Conversion Date but remain unpaid as of the Conversion Date converted into Common Stock on the Conversion Date (thereby affording the Company the opportunity to pay such Accrued Dividends in cash prior to the Conversion Date so that they will not be converted into Common Stock), then for the purposes of conversion, each share of Preferred Stock shall be valued at the Liquidation Preference plus the amount of Accrued Dividends thereon that are payable prior to the Conversion Date but remain unpaid as of the Conversion Date, if any, which shall be divided by the Conversion Price in effect on the Conversion Date to determine the number of shares issuable upon conversion. Immediately following any such conversion, the rights of the holders of converted Preferred Stock shall cease and the persons entitled to receive the Common Stock upon the conversion of Preferred Stock shall be treated for all purposes as having become the owners of such Common Stock.

     (ii) To convert Preferred Stock, a holder must (A) surrender the certificate or certificates evidencing the shares of Preferred Stock to be converted, duly endorsed in a form satisfactory to the Company, at the office of the Company or transfer agent for the Preferred Stock, (B) notify the Company at such office that he elects to convert Preferred Stock and the number of shares he wishes to convert, (C) state in writing the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued, and (D) pay any transfer or similar tax if required by clause (iv) below. In the event that a holder fails to notify the Company of the number of shares of Preferred Stock which he wishes to convert, he shall be deemed to have elected to convert all shares represented by the certificate or certificates surrendered for conversion. The date on which the holder satisfies all those requirements is the "Conversion Date." As soon as practical following the Conversion Date, the Company shall deliver a certificate representing the number of full shares of Common Stock issuable upon the conversion, and a new certificate representing the unconverted portion, if any, of the shares of Preferred Stock represented by the certificate or certificates surrendered for conversion. The person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. Except as expressly set forth in paragraph 3(i) or in the following provisions of this paragraph 3(ii), no adjustment will be made for accrued and unpaid dividends on shares of Preferred Stock which have been converted. The holder of record of a share of Preferred Stock at the close of business on a record date with respect to the payment of dividends on the Preferred Stock in accordance with paragraph 2(i) hereof will be entitled to receive such dividends with respect to such share of Preferred Stock on the corresponding dividend payment date, notwithstanding the conversion of such share after such record date and prior to such dividend payment date. Accrued Dividends under paragraph 2(ii) with respect to the Dividend Period in which conversion of shares of Preferred Stock occurs, and all other Accrued Dividends under paragraph 2(ii) that are not converted into Common Stock on the Conversion Date pursuant to a Dividend Conversion Notice, shall be paid by the Company in cash within five Business Days after the Conversion Date. If a holder of Preferred Stock converts more than one share at a time, the number of full shares of Common Stock issuable upon conversion shall be based on the total Liquidation Preference of all shares of Preferred Stock converted.

     (iii) The Company shall not issue any fractional shares of Common Stock upon conversion of Preferred Stock. Instead the Company shall pay a cash adjustment based upon the closing price of the Common Stock on the principal securities exchange on which the Common Stock is then listed on the Business Day prior to the Conversion Date.

     (iv) If a holder converts shares of Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the holder shall pay any such tax that is due because the shares are issued in a name other than the holder's name.

     (v) The Company has reserved and shall continue to reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Preferred Stock in full. The Company further covenants that it will list and keep listed on the New York Stock Exchange, so long as the Common Stock shall be listed on the New York Stock Exchange, all Common Stock issuable upon conversion of the Preferred Stock. All shares of Common Stock that may be issued upon conversion of Preferred Stock shall be fully paid and nonassessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Preferred Stock.

     (vi) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for the determination of the holders entitled to such dividends and distributions. For the purposes of this paragraph 3(vi), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (vii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be increased, in either case to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, as the case may be, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination, as the case may be. Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (viii) The capital reorganization, reclassification, conversion or exchange of Common Stock into securities, including securities other than Common Stock (other than a reclassification, conversion or exchange in connection with a business combination to which paragraph 3(xv) below shall apply), shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock, and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification, conversion or exchange into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification, conversion or exchange shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph 3(vii) above).

     (ix) No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

     (x) For purposes of this paragraph 3, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of paragraph 3(xv) below, shares issuable on conversion of shares of Preferred Stock shall include only shares of the class designated as Common Stock of the Company on the Preferred Stock Issue Date or shares of any class or classes resulting from any reclassification, conversion or exchange thereof and which have no preferences in respect of dividends or amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications, conversions or exchanges bears to the total number of shares of all such classes resulting from all such reclassifications, conversions or exchanges.

     (xi) No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

     (xii) Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall file with the transfer agent for the Preferred Stock, if any, a certificate from the Company's chief financial officer briefly stating the facts requiring the adjustment and the manner of computing it. In the event of any dispute thereon, the opinion of the Company's independent public accountants, if accepted by the Board of Directors of the Company, shall be conclusive and binding on the holders of the Preferred Stock absent manifest error.

     (xiii) Upon a determination by the Board of Directors of the Company, the Company from time to time may reduce the Conversion Price if the Board of Directors of the Company considers such reductions to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of Common Stock by any amount.

     (xiv) If:

          (A) the Company enters an agreement to consolidate or merge with, or transfer all or substantially all of its assets to, another Person, and stockholders of the Company must approve the transaction; or

          (B) the Company adopts a plan of dissolution or liquidation of the Company;

the Company shall mail to holders of the Preferred Stock, first class, postage prepaid, a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least 10 days before such date. However, failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (A) or (B) of this paragraph 3(xiv).

     (xv) In the case of any

          (A) consolidation or merger of the Company with or into any other Person in which the Common Stock is converted into securities of another Person, or the right to receive cash or assets,

          (B) transaction consisting of a sale or transfer of all or substantially all the assets of the Company in exchange for securities of another Person, cash or assets followed by a liquidation, or

          (C) capital reorganization or reclassification, conversion or exchange of outstanding shares of Common Stock other than in connection with a business combination,

then, except with respect to shares of Preferred Stock that the Company shall become obligated to purchase upon due acceptance of an offer made by the Company pursuant to paragraph 5 or unless the Preferred Stock shall be automatically converted into Common Stock pursuant to paragraph 5, upon consummation of such transaction, each share of Preferred Stock shall automatically become convertible into the kind and amount of securities, or the right to receive cash or other assets, receivable upon the consolidation, merger, liquidation, capital reorganization, conversion, reclassification or exchange by a holder of the number of shares of Common Stock into which such share of Preferred Stock might have been converted immediately prior to such consolidation, merger, liquidation, capital reorganization, conversion, reclassification or exchange (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of non-electing shares). Appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustment of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of Preferred Stock. If this paragraph 3(xv) applies, paragraphs 3(vi), 3(vii) and 3(viii) shall be deemed not to apply. Notwithstanding anything contained herein to the contrary, the Company will not effect any transaction of the type referred to in clause (A), (B) or
(C) of this paragraph unless, prior to the consummation thereof, the Surviving Person (as defined in paragraph 17) thereof, if it is not the Company, shall assume, by written instrument mailed to each record holder of Preferred Stock, at such holder's address as it appears on the transfer books of the Company, the obligation to deliver to such holder such securities, cash or assets to which, in accordance with the foregoing provisions, such holder is entitled upon conversion. Nothing contained in this paragraph (xv) shall limit the rights of holders of the Preferred Stock to convert the Preferred Stock in connection with the transaction or limit the rights of holders under paragraph 5.

     (xvi) In any case in which this paragraph 3 shall require that an adjustment as a result of any event becomes effective from and after a record date, the Company may elect to defer until after the occurrence of such event the issuance to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event of the additional shares of Common Stock issuable upon such conversion over and above the shares issuable on the basis of the Conversion Price in effect immediately prior to adjustment; provided, however, that if such event shall not have occurred and authorization of such event shall be rescinded by the Company, the Conversion Price shall be recomputed immediately upon such rescission to the price that would have been in effect had such event not been authorized, provided that such rescission is permitted by and effective under applicable laws.

     4. Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, each holder of shares of the Preferred Stock will be entitled to payment out of the assets of the Company available for distribution of an amount equal to the Liquidation Preference per share of Preferred Stock held by such holder, plus Accrued Dividends, if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Securities, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and all Accrued Dividends, if any, to which holders of Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and accrued dividends, if any, to which each is entitled. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more Persons will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of the Company.

     5. Change in Control Provisions.

     (i) If a Change in Control has occurred or the Company enters into a binding agreement to effect a Change in Control, the Company shall give prompt written notice of such Change in Control (or a proposed Change in Control) describing in reasonable detail the material terms and date or anticipated date of consummation thereof to each holder of Preferred Stock, and the Company shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction.

     (ii) In the case of an actual or proposed Change in Control that is not an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles and that has been approved or publicly recommended by the Board of Directors of the Company, the Company shall be obligated, by notice given at any time before the effective date of such Change in Control or not more than 10 Business Days after the effective date of such Change in Control, to offer to purchase within 20 Business Days after the Change in Control all of the then outstanding Preferred Stock tendered under this paragraph at a purchase price in cash per share equal to the Liquidation Preference thereof plus an amount equal to 8% of the Liquidation Preference, compounded annually from the Preferred Stock Issue Date to the purchase date, plus Accrued Dividends, if any, to the date of redemption (the "Call Price"); provided, however, that in the case of a merger or consolidation where the Company is not the surviving corporation or a sale or other disposition of substantially all of the Company's assets, such notice shall be given at least 10 Business Days before the effective date of such Change in Control and such offer shall be to purchase concurrently with the effectiveness of such Change in Control. The Company shall in its Change in Control redemption offer afford to the holders of Preferred Stock at least five Business Days after the mailing or delivery of the Change in Control redemption offer in which to accept such redemption offer by written notice to the Company; the failure by any holder to accept such redemption offer within such time period shall be deemed a rejection of such redemption offer.

     (iii) In the case of a Change in Control that is not an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles and that has not been approved or publicly recommended by the Board of Directors of the Company, the Company may, at its option, make a redemption offer (which may be contingent upon consummation of such Change in Control) to the holders of the Preferred Stock in accordance with paragraph 5(ii), in which case all provisions of paragraph 5(ii) shall be applicable except that if the Change in Control results from a tender offer, the Company shall give written notice of such redemption offer at least two Business Days prior to the expiration of the tender offer, provided that if the tender offer is subsequently extended, any such notice given previously shall be deemed to be rescinded and the Company shall have until two Business Days prior to the new expiration date of the tender offer to give notice of a redemption offer. If the Company does not give written notice of such redemption offer by the date required by this paragraph 5(iii) or by paragraph 5(ii), as applicable (the"Notice Deadline"), then (A) commencing on the day after the Notice Deadline, and ending upon effectiveness of such Change in Control if it results from a tender offer or on the 20th Business Day after the holder receives written notice from the Company of the occurrence of such Change in Control if it does not result from a tender offer, each holder of shares of Preferred Stock shall have the right to convert each such share into a number of shares of Common Stock equal to 110% of the Call Price per share of Preferred Stock divided, in the case of a Change in Control resulting from a tender offer, by the current market price per share of Common Stock as of the expiration of the tender offer (determined as provided below), or, in the case of a Change in Control not resulting from a tender offer, by the current market price per share of Common Stock as of the effective time of the Change in Control (determined a provided below), and (B) immediately following the effective time of the Change in Control, the Liquidation Preference of all shares of Preferred Stock that were not converted at or prior to the effective time of the Change in Control shall automatically increase to an amount equal to 110% of the Call Price and the provisions of paragraph 2(ii) entitling the holders of Preferred Stock to receive dividends thereafter at the rate of 8% per annum shall automatically become applicable with respect to such shares. For purposes of this paragraph 5(iii), the current market price per share of a security on any day shall be deemed to be the closing price of such security on the principal securities exchange or association or other market on which it is then traded on the Trading Day preceding the day in question. Any conversion of shares of Preferred Stock pursuant to the rights set forth in this paragraph 5(iii) shall be made in accordance with the provisions of paragraph 3, except the provisions of paragraph 3(i) specifying the number of shares of Common Stock into which the shares of Preferred Stock are to be converted. The rights of a holder of shares of Preferred Stock under this paragraph 5(iii) shall not limit such holder's right to convert such shares at any time in accordance with paragraph 3 into the number of shares of Common Stock determined pursuant to the provisions of paragraph 3(i).

     (iv) Upon the occurrence of a Change in Control that is an acquisition which is accounted for under the "pooling-of-interests" method of generally accepted accounting principles, each then outstanding share of Preferred Stock at the effective time of the Change in Control will be automatically converted into a number of shares of Common Stock equal to 110% of the Call Price per share of Preferred Stock divided by the closing price of a share of Common Stock on the principal securities exchange or association or other market on which it is then traded on the Trading Day preceding the effective date of the Change in Control.

     (v) Notwithstanding anything to the contrary herein, offers by the Company under this paragraph 5 shall comply with all procedural and other requirements of federal and state securities laws then in effect, but no such provisions of such securities laws shall negate the obligation of the Company to purchase shares of the Preferred Stock under this paragraph 5 which are validly tendered and not withdrawn at the price set forth herein.

     (vi) "Change in Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting capital stock of the Company; except that, in the event that James L. Kirk, H. Wayne Huizenga, H. Family Investments, Inc. or any holder of Preferred Stock or any Affiliate of such holder, either individually or as part of a group shall become the beneficial owner of more than 50% of the total voting capital stock of the Company, then such event shall not constitute a Change in Control hereunder, unless, in the case of James L. Kirk, H. Wayne Huizenga and H. Family Investments, Inc., the effect of such event is that the Common Stock of the Company shall no longer be listed on a national securities exchange or quoted on NASDAQ or another national securities association, or (b) any Person consolidates with, or merges with or into, the Company, or the Company consolidates with, or merges with or into, another Person (other than a wholly-owned subsidiary of the Company) or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, in any such event in a transaction in which the outstanding voting capital stock of the Company is converted into or exchanged for cash, securities or other property, provided that following any transaction described in this subpart (b) the holders of voting stock of the Company immediately prior to such transaction do not own more than 50% of the voting power of the voting stock of the Person surviving such transaction or to which such assets are transferred.

     (vii) In connection with any tender offer (including any exchange offer) for shares or Common Stock, holders of Preferred Stock shall have the right to tender (or submit for exchange) shares of Preferred Stock in such a manner so as to preserve the status of such shares as Preferred Stock until immediately prior to such time as shares of Common Stock are to be purchased (or exchanged) pursuant to such tender offer, at which time that portion of the shares of Preferred Stock so tendered (or submitted) which is convertible into the number of shares of Common Stock to be purchased (or exchanged) pursuant to the tender offer shall be deemed converted into the appropriate number of shares of Common Stack. Any shares of Preferred Stock not so converted shall be returned to the holder as Preferred Stock.

     6. Redemption at the Option of the Company. At any time after the first anniversary of the Preferred Stock Issue Date, the Company may, at its election, redeem, in whole but not in part, the shares of the then outstanding Preferred Stock at a purchase price in cash per share equal to $14.00 compounded annually at the rate of 20% per annum for the period from the first anniversary of the Preferred Stock Issue Date up to and including the date of redemption, plus Accrued Dividends, if any, to the date of redemption. The Company will mail or cause to be delivered to each holder of the Preferred Stock a written notice of the Company's election to redeem shares of Preferred Stock not less than thirty
(30) days prior to the date set for the redemption. The notice will state (i) the total number of shares of the Preferred Stock being redeemed; (ii) the number of shares of the Preferred Stock held by the holder that the Company intends to redeem; (iii) the aggregate purchase price for the shares of Preferred Stock being redeemed; (iv) the redemption date; and (v) that the holder is to surrender to the Company, at the office of the Company or the transfer agent for the Preferred Stock, the certificate or certificates representing the Preferred Stock to be redeemed. Such notice shall be accompanied by a representation by the Company to the effect that the consummation of the redemption will not render the Company insolvent or unable to pay its debts as they become due, as well as an opinion of counsel to the Company in form and substance reasonably satisfactory to the holders of the Preferred Stock to the effect that the consummation of the redemption will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event that with the giving of notice or the lapse of time or both would constitute a default) under, or give rise to a right of termination, amendment, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries under, or give rise to a loss of any material benefit to which the Company or any of its subsidiaries is entitled under, or require any consent, approval or authorization under, any indenture, credit agreement or other material agreement to which the Company or any of the subsidiaries is a party or by which any of them are bound or to which any of their property is subject, or give the holder of any note, debenture or other evidence of indebtedness the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries. As soon as practical following the redemption date and receipt of the certificate or certificates representing the shares of Preferred Stock so redeemed, the Company shall deliver to the holder the aggregate price payable in respect of the redeemed shares and a new certificate representing the unredeemed portion of the shares, if any. At the effective date of the redemption the redeemed shares shall no longer be deemed outstanding shares of Preferred Stock for any purpose and shall thereafter only be deemed to entitle the holder to receive the redemption price upon surrender of the certificates formerly representing such shares of Preferred Stock.

     7. Voting Rights.

     (i) The holders of Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Company's bylaws and the Delaware General Corporation Law (the "DGCL"), and except as set forth in paragraphs 7(ii) and (iii) below and as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote (or act by written consent) on all matters submitted to the stockholders for a vote (or for action), voting together with the holders of the Common Stock as a single class, with each share of Common Stock entitled to one vote per share and each share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of the Preferred Stock as of the record date for such vote (or action) or, if no record date is specified, as of the date of such vote (or action).

     (ii) In the election of directors of the Company, the holders of the Preferred Stock, voting separately as a single class to the exclusion of all other classes or series of the Company's capital stock and with each share of Preferred Stock entitled to one vote, shall be entitled to elect (i) two members of the Company's Board of Directors; provided that on the record date for such vote, Investcorp S.A. ("Investcorp") and its Affiliates have voting and dispositive power with respect to at least 66,666 shares of Preferred Stock or
(ii) one member of the Company's Board of Directors, provided that on the record date for such vote, Investcorp and its Affiliates have voting and dispositive power with respect to at least 33,333 shares of Preferred Stock; provided, however, that nothing herein shall be construed as a limitation on the right of the Board of Directors of the Company to increase the size of the Board of Directors. If on the record date relating to a meeting of stockholders for the election of directors, Investcorp and its Affiliates fail to have voting and dispositive power with respect to at least 33,333 shares of Preferred Stock, the holders of Preferred Stock shall only be entitled to vote for the election of directors on the basis set forth in paragraph 7(i). A person may be a director nominee or a successor director nominee of the holders of Preferred Stock only if he or she is acceptable to the Company, provided that the Company's acceptance shall not be unreasonably withheld.

     (iii) In addition to any other vote required by law, the affirmative vote or consent of the holders of at least a majority of the shares of Preferred Stock then outstanding voting or consenting as the case may be, as one class, shall be required to:

          (A) authorize, create (by way of reclassification or otherwise) or issue any Senior Securities or any obligation or security convertible or exchangeable into or evidencing the right to purchase, shares of any class or series of Senior Securities;

          (B) amend or otherwise alter the Certificate of Designation setting forth this resolution or the Certificate of Incorporation in any manner that under the Delaware General Corporation Law requires the prior vote as a separate class of the holders of Preferred Stock;

          (C) waive compliance with any provision of this Certificate of Designation; or

          (D) make repurchases of, optional redemptions of and/or tender offers for, the capital stock of the Company, the aggregate fair market value of which exceeds 5% of the Company's market capitalization (determined as provided below) during any 12-month period that occurs in whole or in part during the first five years after the Preferred Stock Issue Date. For purposes of this clause (D), the Company's market capitalization shall be the product of the then-current market price per share of the Common Stock (determined as provided below) times the sum of the aggregate number of shares of Common Stock then outstanding. For purposes of this clause (D), the current market price per share of Common Stock on any day shall be deemed to be the average of the closing prices of the Common Stock on the principal securities exchange on which the Common Stock is then traded for the 20 consecutive Trading Days ending the day before the day in question.

          (E) authorize an amendment (including, but not limited to, an amendment resulting from a merger or consolidation unless it constitutes a Change in Control under paragraph 5) or waiver of the Company's Certificate of Incorporation or of the Certificate of Designation setting forth this resolution which would:

             (1) alter the voting rights with respect to the Preferred Stock or reduce the number of shares of Preferred Stock whose holders must consent to an amendment, supplement or waiver;

             (2) reduce the Liquidation Preference or alter the provisions with respect to the redemption of the Preferred Stock;

             (3) alter in any manner the conversion rights of the holders of Preferred Stock set forth in paragraph 3 hereof;

             (4) reduce the rate of or change the time for payment of dividends on any share of Preferred Stock;

             (5) waive the consequences of any failure to pay dividends on the Preferred Stock;

             (6) make any share of Preferred Stock payable in any form other than that stated in the Certificate of Designation setting forth this resolution;

             (7) make any change in the provisions of the Certificate of Designation setting forth this resolution relating to waivers of the rights of holders of Preferred Stock to receive the Liquidation Preference and dividends on the Preferred Stock;

             (8) waive a redemption payment with respect to any share of Preferred Stock; or

             (9) make any change in the foregoing amendment and waiver provisions.

     (iv) Notwithstanding any other provision hereof, the Company in its sole discretion may in accordance with the provisions of applicable law without the vote or consent of any holders of the Preferred Stock amend or supplement this Certificate of Designation:

          (A) to cure any ambiguity, defect or inconsistency in any manner that does not adversely affect the holders of Preferred Stock;

          (B) to provide for uncertificated Preferred Stock in addition to or in place of certificated Preferred Stock; or

          (C) to make any change that would provide any additional rights or benefits to the holders of the Preferred Stock or that does not adversely affect the rights under this Certificate of Designation of any such holder.

     8. Merger, Consolidation and Sale of Assets. Except for transactions which pursuant to paragraph 5 constitute a Change in Control, without the vote or consent of the holders of a majority of the then outstanding shares of Preferred Stock, the Company may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless, if the Company is not the Surviving Person, the Preferred Stock is converted into or exchanged for and becomes shares of such Surviving Person, having in respect of such Surviving Person the same (or more favorable) powers, preferences and relative, participating, optional or other special rights thereof that the Preferred Stock had immediately prior to such transaction. The Surviving Person of such transaction shall thereafter be deemed to be the "Company" for all purposes of this Certificate of Designation.

     9. Reports. Provided the holders of the Preferred Stock are then entitled under the Certificate of Designation setting forth this resolution to elect as a class at least one member of the Company's Board of Directors pursuant to paragraph 7(ii) then, (a) the Company will, within three Business Days after their filing with the Commission, deliver to the holders of the Preferred Stock all documents filed by it with the Commission pursuant to the Securities Act or the Exchange Act, including exhibits thereto; and (b) promptly upon receipt thereof, copies of all final reports submitted to the Company or any of its subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit. The Company will also deliver to such holders, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders in their capacity as such or by any subsidiary of the Company to the Company's security holders.

     10. Amendment. Except as specifically set forth herein, amendments to the Certificate of Designation setting forth this resolution may be made by the Company with the consent of the holders of a majority of the outstanding shares of Preferred Stock and any other approvals required by Delaware law.

     11. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation. Except as provided in paragraph 12, the shares of Preferred Stock shall have no preemptive or subscription rights.

     12. Preemptive Rights. Provided holders of Preferred Stock are entitled under the Certificate of Designation setting forth this resolution to elect as a class at least one member of the Company's Board of Directors pursuant to paragraph 7(ii), then the holders of Preferred Stock shall have preemptive rights to purchase or subscribe to purchase any capital stock of the Company, or any obligation or security convertible or exchangeable into or evidencing the right to purchase any capital stock of the Company, offered from time to time by the Company for cash in a public offering or private placement (other than any shares of capital stock of the Company, or any obligation or security convertible or exchangeable into or evidencing the right to purchase any capital stock of the Company, including shares of capital stock of the Company issuable upon conversion or exchange of any such right or obligation, issued or issuable as consideration in a business combination or as compensation to an employee, consultant or otherwise). In any case in which the rights of the holders of the Preferred Stock under this paragraph 12 are applicable, the Company shall submit a written offer to each holder of Preferred Stock identifying the stock, obligations or securities proposed to be sold, the terms of the proposed sale including but not limited to the price or the basis upon which the price is to be calculated (provided that, in connection with any proposed sale intended to be substantially at market price, the sales price disclosed can be substantially at market) and, to the extent practicable under the circumstances, the identity of the buyer or buyers, and offering to such holder the opportunity to purchase its proportionate share of such securities on terms and conditions, including price, not less favorable to the holder than those on which the Company proposes to sell such securities to any other purchaser. Each holder shall have the right to purchase its proportionate share of such securities based on the ratio which the Common Stock of the Company owned by or issuable to such holder upon conversion of any Preferred Stock that it owns bears to all the issued and outstanding shares of Common Stock of the Company. Any holder may transfer its right to be offered any such opportunity to any transferee that is an Affiliate of such holder, a holder of Preferred Stock or an Affiliate of a holder of Preferred Stock. The Company's offer to the holders of Preferred Stock shall remain open and irrevocable for 5 Business Days. Any shares so offered to the holders which they do not elect to purchase pursuant to such offer may be sold by the Company in accordance with the terms of the proposed offering at any time within 180 days following the date of such offer, but may not be sold after such 180 day period without renewed compliance with this paragraph 12.

     13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     14. Severability of Provisions. If any voting or other powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation setting forth this resolution (as such Certificate of Designation setting forth this resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting or other powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in the Certificate of Designation setting forth this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting or other powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect and no voting or other powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting or other powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

     15. Re-issuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

     16. Mutilated or Missing Preferred Stock Certificates. If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

     17. Certain Definitions. As used in the Certificate of Designation setting forth this resolution, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

     "Accrued Dividends" to a particular date (the "Applicable Date") means (i) all dividends accrued but not paid on the Preferred Stock pursuant to Section 2(ii), whether or not declared, prior to the Applicable Date, plus (ii) all dividends or distributions payable pursuant to Section 2(i) which were not paid or made, and the record date for which occurred, on or prior to the Applicable Date.

     "Business Day" means any day except a Saturday, a Sunday, or any day on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

     "Closing price" shall mean the closing price of a share of Common Stock, as reported in the Wall Street Journal, on the New York Stock Exchange or other national securities exchange or other national quotation system on which the Common Stock is then traded or quoted.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company as presently constituted.

     "Conversion Price" shall initially mean $7.00 per share and thereafter shall be subject to adjustment from time to time pursuant to the terms of paragraph 3 hereof.

     "Dividend Payment Date" means each January 1, April 1, July 1 and October
1.

     "Dividend Period" means each quarterly period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date), provided that the first Dividend Period shall be the period from the Dividend Commencement Date to the next following Dividend Payment Date (but without including such later Dividend Payment Date).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any Agency or political subdivision thereof or any other entity.

     "Preferred Stock Issue Date" means the date on which the Preferred Stock is originally issued by the Company under the Certificate of Designation setting forth this resolution.

     "Surviving Person" shall mean the continuing or surviving Person of a merger, consolidation or other corporate combination, the Person receiving a transfer of all or substantially all of the assets of the Company, or the Person consolidating with or merging into the Company in a merger, consolidation or other corporate combination in which the Company is the continuing or surviving Person, in connection with which the Common Stock of the Company is exchanged, converted or reinstated into the securities of any other Person or cash or any other property; provided, however, if such Surviving Person is a direct or indirect subsidiary of a Person, the parent entity also shall be deemed to be a Surviving Person.

     "Trading Day" means any day on which the New York Stock Exchange or other applicable stock exchange or market is open for business.

     IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by James L. Kirk, Chairman of the Board and Chief Executive Officer of
the Company, on this      day of             , 1999.

                                          NATIONSRENT, INC.

                                          By:
                                            ------------------------------------
                                                       James L. Kirk
                                              Chairman of the Board and Chief
                                                     Executive Officer

                                                                  1797-PS-spec99

                                                                      Exhibit B


                                     [LOGO]
                                NATIONSRENT, INC.
                           450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Gene J. Ostrow, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock and Series A Convertible Preferred Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on Tuesday, August 31, 1999 at 10:00 a.m., Eastern Standard Time at the Company's corporate headquarters, at 450 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, or any adjournment thereof, according to the number of votes that the undersigned would be entitled to if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1. PROPOSAL 1--Approval of: (a) the issuance, in a series of transactions, of 100,000 shares of Series A Convertible Preferred Stock to NR Holdings Limited and NR Investments Limited, 78,000 shares of which have already been issued and 22,000 shares of which will be issued after stockholder approval is obtained; and (b) the issuance of shares of Common Stock upon the conversion of such Preferred Stock.

         [ ]      FOR             [ ]     AGAINST              [ ]      ABSTAIN


2. PROPOSAL 2--To approve the future issuance of Common Stock or securities convertible into or exercisable for Common Stock to the holders of the Series A Convertible Preferred Stock from time to time pursuant to the exercise of their preemptive rights.

         [ ]      FOR             [ ]     AGAINST              [ ]      ABSTAIN


3. PROPOSAL 3-- Approval of amendments to the Certificate of Designation of the Series A Convertible Preferred Stock.

         [ ]      FOR             [ ]     AGAINST              [ ]      ABSTAIN



                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.

         The undersigned acknowledges receipt of Notice of Special Meeting of Stockholders dated August 18, 1999, and the accompanying Proxy Statement.

                                    Date:                          , 1999.
                                          -------------------------

                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Name(s) (typed or printed)


                                    -------------------------------------------
                                    -------------------------------------------
                                    Address(es)



                                    Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
      USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE
                                 UNITED STATES.